Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Evolv Technologies Holdings, Inc. of our report dated March 28, 2022, relating to the financial statements of Evolv Technologies Holdings, Inc., which appears in the Prospectus Supplement of Evolv Technologies Holdings, Inc. dated March 28, 2022, which forms a part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 28, 2022